 Exhibit (a)(1)(E)

MORPHOSYS AG

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MR A SAMPLE
DESIGNATION (IF ANY)
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BNY MELLON
Attn: Voluntary Corporate Actions, COY: MPSB
P.O. Box 43011
Providence Rhode Island 02940-3011
Information Agent: Georgeson LLC
(866) 356-7344

C 1234567890 JNT

Tax ID certification on file: <Certified Y/N>

TOTAL ADSs 12345678901234

LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES OF MORPHOSYS AG

Pursuant to the Offer to Purchase dated April 11, 2024, Novartis Bidco AG has commenced a Voluntary Public Takeover Offer to all holders of American Depositary Shares ("ADSs") of MorphoSys. The offer is for cash at a rate of EUR68.00 per MorphoSys Share or, as 1 MorphoSys ADS represents one-quarter of a MorphoSys Share, the USD equivalent of EUR17.00 per MorphoSys ADS. The offer expires at 6:00 p.m. New York City time on May 13, 2024, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the ADSs identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated April 11, 2024 ("Offer to Purchase"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the ADSs represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please locate your original certificate(s) and send them along with the completed Letter of Transmittal.

Breakdown of your holding here at The Bank of New York Mellon:

Total Certificated ADSs	Total Book-Entry ADSs	Total ADSs
1234567890123	1234567890123	1234567890123

1 Signature: This form **must** be signed by all of the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the ADS Tender Agent of their authority to so act, or in lieu of evidence guaranteed by an Eligible Institution. Additionally, if any of the tendered ADSs are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

X ____
Signature of Shareholder Date Daytime Telephone #

X ____
Signature of Shareholder Date Daytime Telephone #

PLACE AN [X] IN ONE TENDER BOX ONLY

2 ☐ Tender All

or

3 ☐ Partial Tender

[| | | | | | |] • [| | | | | |]
WHOLE ADSs FRACTIONS

Please complete the back if you would like to transfer ownership or request special mailing.

☐ **CHECK HERE IF ADS CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.**

1 2 3 4 5 6 7 8 9 0 1 2 EXOTP NBB C01

03ZJXB

Special Transfer Instructions Special Mailing Instructions . 4 5 If you want your certificate(s) for ADSs and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name. ______________________________________________ Name (Please Print First, Middle & Last Name) ______________________________________________ Address (Number and Street) ______________________________________________ (City, State & Zip Code) ______________________________________________ (Tax Identification or Social Security Number) Signature Guarantee Medallion ______________________________________________ (Title of Officer Signing this Guarantee) ______________________________________________ (Name of Guarantor - Please Print) ______________________________________________ (Address of Guarantor Firm) ______________________________________________ ______________________________________________ Fill in ONLY if you want your certificate(s) for ADSs and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal. ______________________________________________ Name (Please Print First, Middle & Last Name) ______________________________________________
Address (Number and Street) ______________________________________________ (City, State & Zip Code) ______________________________________________ INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL 1 Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificates in the enclosed envelope. The method of delivery of any documents, including ADS certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. 2 If you are tendering all your ADSs for cash, please check this box only. 3 If you are tendering some of your ADSs for cash, please check the box, indicate the number of ADSs you wish to tender and receive in cash. 4 If you want your certificate(s) for ADSs and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed. 5 Complete Box 5 only if your certificate(s) for ADSs and/or check for cash is to be delivered to a person other than the registered holder orto the registered holder at a different address. Internal Revenue Service Form W-9: Under U.S. federal income tax law, a stockholder that is a U.S. person is generally required to provide The Bank of New York Mellon with such stockholder's correct Taxpayer Identification Number (generally, a social security number, individual taxpayer identification number, or employer identification number, as applicable). If you are a U.S. person and your Taxpayer Identification Number is not certified on our records, we have enclosed an Internal Revenue Service Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign person, you should complete and submit IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, to The Bank of New York Mellon. The Information Agent for the Offer is: Georgeson LLC Shareholders, Banks and Brokers Call Toll Free: (866) 356-7344 Outside the U.S. Call: (781) 236-4704 Email: MorphoSysADS@Georgeson.com The ADS Tender Agent for the Offer is: The Bank of New York Mellon By Registered, Certified or Express Mail By First Clas